EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT ("Agreement") is effective as of October 15, 2008 (the "Effective Date") between TIA IV, Inc. (DBA National Mitigation Specialists) (the "Company"), and Ralph Porretti ("Executive").

WITNESSETH:

WHEREAS, the Company desires to employ the Executive upon the terms and conditions hereinafter set forth; and

WHEREAS, the Executive is willing to accept employment and enter into this Agreement with respect to his employment and services upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

1. Employment. The Company hereby employs Executive, and Executive hereby accepts such employment and agrees to perform Executive's duties and responsibilities in accordance with the terms and conditions in this Agreement.

2. Employment Term. The employment term ("Employment Term") shall begin on the Effective Date and shall continue until terminated by either party in accordance with Section 9 hereof.

3. Position and Duties. During the Employment Term, Executive shall serve as the Chief Executive Officer ("CEO") of the Company, reporting to the Board of Directors ("BOD"). Executive shall perform such duties from an office in New York, NY or as agreed to by the Company, with travel as necessary. Executive shall perform all duties and accept all responsibilities incidental to such position as may be assigned to him from time to time by the BOD. He shall at all times: (a) be subject to the direction and control of the BOD , (b) use his reasonable best efforts in the business of the Company, and (c) devote his full time, attention and energy to the business and affairs of the Company and its affiliates, provided, however, that, the foregoing shall not be construed as preventing him from making personal passive investments in another company or participating in charitable and non-profit pursuits as long as such activities will not conflict or interfere with his duties and responsibilities hereunder including, without limitation, those in Section 7 below.

4. Compensation, Benefits and Expense Reimbursement.

(a) Salary. The Company shall pay Executive an annual salary of $52,000 ("Annual Salary") and increase the salary to $104,000 annually effective January1, 2010 payable as the company's cash flow permits and in the manner consistent with the payroll practices for executive officers of the Company (but in no case less frequently than monthly in equal installments). All salary not paid shall be accrued and payable as the

company's cash flow permits. The annual salary shall be subject to review by the BOD, with such review to be conducted at least annually at such time as the salaries of other officers of the Company are reviewed.

(b) **Bonus**. - In addition to Annual Salary Executive shall participate in an Incentive Compensation Plan ("Plan") to be established by the Company's Board of Directors ("Board") (acting through its Compensation Committee – "Committee"). The Plan will provide Executive with the opportunity to earn bonuses based on achievement of target and extraordinary achievement criteria ("Objectives"). The BOD, acting through the Committee, will establish the Objectives annually. When established, the Plan will be made retroactive to the Effective Date.

(c) Fringe Benefits. The Company shall provide to Executive such fringe benefits as are accorded to other executive officers of the Company, including: (a) a profit sharing plan to be developed and implemented by the Committee, (b) life, medical, hospitalization health and other employee welfare benefit plans, (c) annual paid vacation (not to be less than three weeks), sick leave, sick pay and disability benefits, (d) one or more stock option plans (either tax qualified or non-qualified or both), and/or issuance of restricted common stock in the Company, (together "Option Plans"), in each case as established by the Board working through the Committee. The Company shall establish such Option Plans as soon as possible, each of which shall be evidenced by written agreements between Executive and the Company and, to the extent practicable, be made retroactive to the Effective Date.

(d) Expense Reimbursement. The Company shall reimburse Executive for all "ordinary and necessary business expenses" incurred by him in the performance of his duties promptly upon receipt of written evidence of such expenses, which shall be accounted for in accordance with existing reimbursement policies of the Company. For this purpose, "ordinary and necessary business expenses" shall include, without limitation, prompt reimbursement of all travel and related expenses incurred on Company business, use of cell phone, blackberry and other electronic communications equipment, and such other expenses of similar nature as determined by the Committee from time to time.

5. No Conflicting Obligations of Executive/Indemnity of Executive. Executive represents that he is not subject to any duties or restrictions under any prior agreement with any previous employer or other person, and that he has no rights or obligations (except as previously disclosed to the Company), which may conflict with the interests of the Company or the performance of his duties and obligations hereunder. Except for any such conflicting obligations not disclosed, the Company shall indemnify and defend Executive from and against all claims relating to performance of his duties hereunder to the fullest extent permitted by its Articles of Incorporation, By-Laws and applicable law,

6. Developments/Confidential Information/Non-Disclosure. Executive has executed and delivered to the Company the Company's standard form Developments/Confidential

Information/Non-Disclosure Agreement and hereby reaffirms such agreement.

7. Non-Competition. During the Employment Term and for a period of six months following the termination of this Agreement, unless such termination is by the Company without "Cause" (defined in Section 9 below), Executive shall not, unless acting pursuant hereto or with the prior written consent of the Board:

(a) directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit Executive's name to be used in connection with any Competing Business (defined below); provided however, that notwithstanding the foregoing, this provision shall not prohibit the ownership by Executive of not more than 1% of the capital stock of any Competing Business so long as such ownership is of a class of securities registered pursuant to the Securities Exchange Act of 1934;

(b) solicit or divert to any Competing Business any individual or entity which is a customer of the Company or any of its affiliates or was such a customer at any time during the preceding 6 months, or employ, attempt to employ, solicit or assist any Competing Business in employing any employee of the Company or any of its affiliates.

The term "Competing Business" shall mean any business or enterprise engaged in by the Company or any of its affiliates in any state of the United States, the District of Columbia, any territory of the United States, or any foreign country in which the Company or any of its affiliates is engaging in business.

8. Equitable Relief. Executive acknowledges that the restrictions contained in Section 7 and the agreement referred to in Section 6 hereof are, in view of the nature of the business of the Company and its affiliates, reasonable and necessary to protect the legitimate interests of the Company, and that any violation of any such restriction may result in irreparable injury to the Company or its affiliates. Executive also acknowledges that in the event of any such violation, the Company shall be entitled to seek preliminary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violations, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. Executive agrees that in the event of any such violation, an action may be commenced for any such preliminary and permanent injunctive relief and other equitable relief in any federal or state court of competent jurisdiction.

9. Termination.

(a) Severance and Other Payments. If Executive's employment hereunder is terminated by the Company without "Cause" (defined in (b) below), Company shall make the following payments to Executive:

(i) To the extent not previously paid: (A) Salary through the date of termination, (B) annual bonus and profit sharing entitlement for the prior fiscal year, (C) any compensation deferred by Executive, (D) accrued vacation pay, unreimbursed company-related expenses, and any other entitlements accrued by Executive under any Plan (defined in 4 (b) above); plus:

(ii) In 6 semi-monthly installments beginning thirty (30) days following the date of Termination, 100% of Executive's Salary at the termination date; and,

(iii) For three months following the date of termination, or such longer period as any Plan, program, practice or policy may provide, continuation of all health and other fringe benefits (defined in 4 (c) above) for Executive and his dependents at a level at least equal to those which would have been provided to him if his employment had not been terminated. If the Executive becomes employed by any other employer and is eligible to receive medical and other welfare and fringe benefits under such employer's plan, the benefits payable herein shall be secondary to those provided under such other plan.

(b) Cause. If Executive's employment is terminated by the Company for Cause, as hereafter defined, this Agreement and the rights of the Executive hereunder shall be terminated immediately and any obligations of Severance, bonus compensation, or unvested portion of any Option Plans shall be forfeited by the Executive. For these purposes, "Cause" shall mean: (i) a willful or deliberate material breach by Executive of his obligations under this Agreement; (ii) a willful or deliberate failure to attempt in good faith to perform his duties and responsibilities hereunder (other than as a result of his incapacity due to physical or mental illness); (iii) theft, fraud or embezzlement, habitual insobriety, substance abuse, willful misconduct or any action or omission on the part of Executive with reckless disregard as to whether the action or omission would cause significant damage or would have a materially detrimental effect on the Company or any of the Company's affiliates, (iv) conviction of the Executive of a felony involving moral turpitude; (v) insubordination, willful misconduct, or willful or gross refusal of the Executive to substantially perform his duties, which refusal is not cured within ten days of written notice thereof; (vi) dishonesty or breach of trust resulting or intended to result in a material personal or family gain at the expense of the Company.

(c) "Good Reason". Executive may terminate his employment for "Good Reason." Good Reason shall mean a determination by the Executive, in the absence of his consent that the Company has: (i) materially reduced his position, title, authority, Annual Salary, benefits, duties or responsibilities, or (ii) failed to comply with any of the provisions of this Agreement.

(d) Termination for Other Reasons/Notice. (i) Company may terminate the employment of Executive without Cause by giving written notice to the Executive setting forth the effective termination date, and (ii) Executive may resign from his employment without Good Reason by giving Company written notice at least 30 days prior to the termination date. Any such termination shall be set forth in a termination

notice to the other party which indicates: (i) the specific termination provision relied upon, and (ii) the facts and circumstances alleged to provide the basis for such termination. Any termination by the Company for Cause or by the Executive without Good Reason shall be without obligation to pay Executive any amounts other than those obligations accrued prior to the effective date of termination.

10. Disputes. Notwithstanding anything else in this Agreement, the parties agree that, in the event of a dispute or controversy regarding termination and termination rights the parties shall first meet in good faith to discuss an equitable resolution thereof or an amendment to the terms of this Agreement as the same may, in the reasonable opinion of Executive, permit him to seek and accept other associations or employment without the restrictions contained in this Agreement. The procedures for these discussions shall be as follows: (i) Executive shall submit a written statement to the Company setting forth his proposal for modification of the terms of this Agreement, and (ii) the parties shall negotiate in good faith to resolve the issues. If the parties are unable to agree to an appropriate resolution within 60 days (or any agreed extension) the matter shall then be referred for resolution by a formal procedure such as alternative dispute resolution, mediation, or arbitration. Any such proceeding shall take place at a mutually agreed location in New York, NY, and the parties agree that the decision in any such proceeding shall be final and enforceable in any court of competent jurisdiction. Notwithstanding the foregoing, the parties agree that if any violation of this Agreement would cause irreparable injury, they may, in addition to all other rights and remedies provided herein, take judicial action to obtain injunctive relief in any State or Federal Court in Tampa, Florida. Expenses in any such proceeding shall be shared equally by the parties.

11. Death. If the Executive dies during the Employment Term, this Employment Agreement shall automatically terminate, and thereafter the Company shall not have any further liability or obligation under this Agreement to the Executive, his executors, administrators, heirs, assigns or any other person claiming under or through him except that the Executive's estate shall receive any unpaid Annual Salary and other accrued payment obligations through the date of such termination and the vested portion of any Option Plans.

12. Total Disability. If, in the judgment of the Board, the Executive becomes totally disabled, the Employment Term may be terminated by the Company, and the Company shall have no further liability or obligation to the Executive under this Agreement except that the Executive shall receive the Severance amounts due under Section 9, payable in one lump sum, the vested portion of any Option Plans, and any additional disability or other benefits otherwise payable to Executive under any applicable formal policy or plan which covers Executive at the time of Executive's termination. Executive agrees to submit to a physical examination by a licensed physician selected by the Company, at the cost of the Company, in the event of any dispute under this Section 12.

13. Change of Control. Upon a Change of Control (as defined) during the term hereof, the Option, Incentive and Profit Sharing Plans in 4 (b) above shall vest in their entirety, and the duties and responsibilities of the Executive may be modified by the Executive and the successor controlling entity as appropriate to define Executive's new duties and responsibilities.

If Executive's employment is terminated upon a Change of Control, Executive shall nonetheless be entitled to Severance and other payments as prescribed in Paragraph 9 (a) (i) through (iii) hereof, and the Company shall require any subsequent controlling entity to agree to and honor such payment terms. For purposes hereof, "Change of Control" means (i) an event following which any person, together with all "affiliates" and "associates," as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, becomes the beneficial owner, directly or indirectly, in the aggregate of 51% or more of the common stock of the Company then outstanding, (ii) if during any 24-month period, individuals who at the beginning of such period constituted a majority of the Board cease for any reason to constitute a majority thereof unless caused by individual removals over time by vote of a majority of the Board, (iii) the consummation by the Company of the sale of all or substantially all of its assets to a purchaser which is not a subsidiary of the Company, (iv) the Company's adoption of a plan of dissolution or liquidation, or (iv) the consummation by the Company of a merger or consolidation involving the Company in which the Company is not the surviving corporation or if, immediately following such merger or consolidation, less than fifty percent (50%) of the surviving corporation's outstanding voting stock is held by persons who were stockholders of the Company immediately prior to such merger or consolidation.

14. Notices. Any notices to Executive or Company shall be deemed given if delivered personally or mailed by certified mail to the address set forth below:

To Executive:

____
____
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To the Company:

TIA IV, Inc..

Attn: President

15. Successors. This Agreement shall be binding upon the successors and assigns of the Company.

16. Entire Agreement/Applicable Law. This Agreement constitutes the entire agreement between the Executive and the Company and supersedes any other agreements written or oral between the Executive and the Company. The interpretation, validity and effect of this Agreement shall be governed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.

TIA IV, Inc.
By: ______________________________
Name: ____________________________
Title: _____________________________

EXECUTIVE

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Name: